                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                           HAILEY ENERGY CORPORATION


        The annual meeting of shareholders of Hailey Energy Corporation was held on the 26th day of September, 1986, at 104 Pine Street, Suite 408, Alexander Building, Abilene, Texas 79601. On the date of the meeting there were shares issued and outstanding and there were present or voted by proxy at the meeting a total of 15,983,137 of which 15,844,227 common shares voted for the following amendment to the Company's Articles of Incorporation, and of which 15,899 common shares abstained, and of which 122,911 shares voted against the following amendment. A clear majority of the Company's shares issued and outstanding have been voted in favor of the following amendment:


                                   ARTICLE IV

        The aggregate number of shares which this Corporation shall have authority to issue is 100,000,000 shares of $.005 par value. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.


        WHEREUNTO, the Company's President, Scott F. Hailey, and the Company's Secretary, Loyce B. Hailey have signed this instrument as of this 24th day of October, 1986.


                                        HAILEY ENERGY CORPORATION

                                        By: /s/ Scott F. Hailey
                                           -------------------------------------
                                                Scott F. Hailey
                                                President
ATTEST:

By: /s/ Loyce B. Hailey
    --------------------------------
        Loyce B. Hailey
        Secretary

                            CORPORATE ACKNOWLEDGMENT

STATE OF   Texas    )
                    )  ss.
COUNTY OF  Taylor   )


        On the 24th day of October, 1986, personally appeared before me, SCOTT
F. HAILEY and LOYCE B. HAILEY, who being by me duly sworn did say that they are the President and Secretary, respectively, of HAILEY ENERGY CORPORATION, and that they have read and know the contents of the above and foregoing instrument, and that the same was signed by them on behalf of said corporation by authority of a resolution of its Board of Directors and that said corporation executed the same.


                                        /s/ Lovelle Zoth (Lovelle Zoth)
                                        ----------------------------------------
                                        NOTARY PUBLIC
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